                                                                    EXHIBIT 4.33

                            TRANSLATION PURPOSES ONLY

GUARANTY AGREEMENT (the "Guaranty" or the "Agreement") dated as of December 7, 2004, entered into by and between:

      (1) GRUPO TELEVISA, S.A. ("Televisa"), a company duly incorporated under the laws of the Mexican United States ("Mexico") as guarantor; and

      (2) HSBC MEXICO, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, as Lender (the "Lender");

                                    RECITALS

      This Guaranty is granted pursuant to the Loan Agreement (Contrato de Apertura de Credito Simple) dated as of December 6, 2004, (as such Agreement may be amended or supplemented from time to time, the "Loan Agreement") entered into by and between Innova, S. de R.L. de C.V. (the "Borrower") Televisa, News Corporation and the Lender, and the Promissory Notes to be issued according to the Loan Agreement by the Borrower in favor of the Lender on December 10, 2004 (the "Notes"), copies of which will be attached hereto as Annex A and Annex B respectively, pursuant to the following Representations and Clauses:

                                 REPRESENTATIONS

I. Capitalized terms are defined in Clause First hereof.

II. Televisa represents, as of the date of the execution of this Guaranty, and hereby agrees that such representations shall continue to be true and in force during the term of this Guaranty, unless such representation in this Guaranty shall be done in a specific date, in which case, such representation shall be considered until such date:

(a) Incorporation. (i) Televisa is a company with fixed capital (sociedad anonima de capital fijo), duly incorporated under the laws of Mexico.

(b) Authorizations and Others. The execution of this Guaranty has been duly authorized and does not require any additional authorization, either corporate or from any other nature. The execution of this Guaranty, and the fulfillment of its obligations hereunder does not contravene its by-laws, and as of the date of this Agreement, does not contravene any judgment, judicial or administrative order, nor any contractual provision, and to the best of its knowledge, any legal provision which could affect or that may reasonably affect the fulfillment of its obligations under this Guaranty.

(c) Governmental or Third Parties Approvals. Except as provided herein, as of the date of this Agreement, it does not require any authorization or registration from of before any Governmental Authority or from third parties for the execution of this Guaranty, or for the validity, enforceability or compliance of its obligations hereunder.

(d) Enforceability. The execution and signature of this Guaranty constitute and will constitute, valid and binding obligations against them, under its terms.

(e) Guaranty Granting. The Lender intends to grant in favor of the Borrower this Guaranty up to the Guaranteed Percentage, in order to obtain the Loan for the Lender, under this Loan Agreement.

(f) Legal Capacity: On and as of the date hereof, their empowered have the legal capacity to obligate it in terms of this Guaranty, and such authorities have not been revoked or limited as of the date of execution of this instrument.

      By virtue of the above Representations, which constitute an integral part of this Guaranty, the parties agree the following:

                                     CLAUSES

                                    CLAUSE 1

                              DEFINITIONS AND TERMS

CLAUSE 1.01 Definitions. Capitalized terms used herein, shall have the meanings ascribed to such terms in the Loan Agreement, except for the terms listed below, which shall have the following meanings (all terms defined in this Clause or in any other Clause hereof shall have the same meaning when used in plural and vice versa):

      "Acceptable Credit Rating" means "BBB-" or "Baaa3" by any of S&P or Moody's.

      "Borrower" shall have the meaning ascribed to such term in the Recitals of this Agreement.

      "Dollars" means the lawful currency of the United States of America.

      "Governmental Authority" shall mean any government agency or any state, department or other political subdivision of the same, or any governmental organism, agency, authority (including any central bank or fiscal or environmental authority), any entity (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in Mexico.

      "Guaranty Agreement" means this Guaranty subscribed by Grupo Televisa,
S. A.

      "Guaranteed Percentage" shall have the meaning ascribed to such term in the Recitals 2.01 (a) of this Agreement.

      "Lender" shall have the meaning ascribed to such term in the Recitals of this Agreement.

      "Loan Agreement" shall have the meaning ascribed to such term in the Recitals of this Agreement.

      "Loan Documents" means the Loan Agreement, the Promissory Note and this Guaranty, as they may be amended from time to time.

      "Payment Obligations" shall have the meaning ascribed to such term in the Clause 2.01 (a) hereof.

      "Pesos" and "$" means Pesos, lawful currency in Mexico.

      "Promissory Note or Promissory Notes" shall have the meaning ascribed to such term in the Recitals of this Agreement.

      "USA" means the United States of America.

      CLAUSE 1.02 Calculation of Terms.

      In this Agreement, for purposes of calculation of periods of time from a specific date to a specific subsequent date, the word "from" means "from and including" and the words "to" and "until" mean "until but excluding".

                                    CLAUSE 2

                                    GUARANTY

CLAUSE 2.1 Guaranty. (a) Televisa, hereby and during the term of this Guaranty, completely, irrevocably and unconditionally guarantee, in a percentage that could not exceed 51% (fifty one percent) of the Payment Obligations (as such term is defined below) of the Borrower that are due at the moment this Guaranty became enforceable (the "Guaranteed Percentage"), the full and prompt payment up to the Guaranteed Percentage of each and all the amounts owed and due by the Borrower under the Loan Agreement, whether at stated maturity, upon anticipated termination agreed by the parties, upon anticipated termination resulting from an Event of Default (as such term is defined in the Loan Agreement), or in any other moment established in the Loan Agreement, including, but not limited to, all interests, charges, costs and contractual expenses (subject to the limits set forth in the Loan Agreement), as well as the strict and prompt fulfillment of each and all the other obligations of the Borrower under the Loan Agreement (all such amounts of principal, interests, charges, costs, expenses, contractual expenses and other obligations, hereinafter the "Payment Obligations"). In light of the foregoing, Televisa only responds for the Payment Obligations due and up to the Guaranteed Percentage. Also, the Guaranteed Percentage of Televisa will be determined in light of the unpaid balance of the Payment Obligations so such amount shall be reduce as the unpaid balance of the Payment Obligations also reduces.

      This Guaranty is granted in a limited way up to the Guaranteed Percentage, due to this fact, Televisa, will not respond to the Payment Obligations which exceed from the Guaranteed Percentage, under this Agreement.

      (b) Absolute Guaranty. Televisa hereby and during the term of this Guaranty, guarantee that the Payment Obligations shall be paid strictly pursuant to the terms of the Loan Agreement, subject to the Guaranteed Percentage. The responsibility of Televisa hereunder, shall subsist and shall be absolute and unconditional, notwithstanding:

            (i) the change in the time, place or way of payment or any other term of the Payment Obligations, or any change thereof, or any amendment, waive, exemption or modification to the Loan Agreement, in such case the Guaranty will survive under such new terms.

            (ii) the change, release or omission to perfect any guaranty, or any release, reform, waiver or excuse of the terms of any other guaranty for all or any of the Payment Obligations hereof; or

            (iii) that the Lender does not judicially demand the Borrower, the fulfillment of its obligations under the Loan Agreement;

            (iv) any exercise or omission in the exercise of any right, under this Guaranty or the Loan Agreement;

            (v) the bankruptcy, insolvency, commercial bankruptcy, dissolution or any similar proceeding with respect to the Lender or the Guarantor;

            (vi) any merger of the Borrower or of Televisa in or with any other company, different to the Borrower or Televisa, or any sell or transfer of a significant part of the assets of the Borrower or of Televisa to any other person;

            (vii) any transfer of shares of the capital stock of Televisa, which implies a change of control, or any change in the corporate relationship between the Borrower and Televisa, or any termination or such relationship, or any change in the structure or property of the Borrower or Televisa.

      (c) Waivers. (i) Unless for the provisions set forth in section (ii) below and in the Loan Agreement, Televisa hereby and during the term of this Guaranty waive any diligence, presentment, demand, protest, notice of acceptance, notice of dishonor or any other notice with respect to any of the Payment Obligations and this Guaranty and to any requirement that the Lender or any of its successors or assignees exercise any right, or take any measure against the Borrower or any other Person, or executes any guaranty. Televisa, hereby agree that if the Borrower should cease in its entirety or partially upon maturity (be it on agreed maturity, by acceleration or otherwise) any of the Payment Obligations, Televisa shall proceed to perform the prompt payment thereof and up to the Guaranteed Percentage, without the need of any requirement or notice, which Televisa hereby waives, unless for the provisions set forth in section (ii) below and in the Loan Agreement, hereby expressly waiving to the benefits provided for in articles 2848 and 2849 of the Federal Civil Code (the "Civil Code") and other related articles and its correlative articles of the and of the Civil Codes of the States of Mexico and the Civil Code for the Federal District and to the benefits of orden y excusion and division (this last one only regarding the provisions set forth at the end of this paragraph) stay provided in articles 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823 and 2827
of the Civil Code and other related articles and its correlative of and of the Civil Codes of the States of Mexico and the Civil Code for the Federal District and that in case the Borrower obtains an extension in the term for the payment or renewal of the Payment Obligations, these will be paid in full upon maturity (be it on the extended date, by acceleration or otherwise) by Televisa up to the Guaranteed Percentage provided that said extension had been previously accepted in writing by Televisa.

      Notwithstanding the provisions set forth in the precedent paragraph, regarding the division principle, in case of waive to article 2827 of the Civil Code and other related articles and its correlative of and of the Civil Codes of the States of Mexico and the Civil Code for the Federal District regarding to the division benefit, such waive applies only to Televisa's right to call any other guarantor to jointly defend themselves and in due proportion be to the judgment results, and not to other rights and benefits granted to Televisa under said article.

      (ii) Notwithstanding the provisions set forth in Clause 2.01 (b) (iii) of this Agreement, the Lender shall demand the payment of the Payment Obligations pursuant to the Loan Agreement first to the Borrower (being only necessary the simple payment requirement to the Borrower, in accordance to the provisions of Clause Nineteenth of the Loan Agreement, requirement that the Parties agree should not be judicial, and sending a copy of such requirement to Televisa) so therefore only in case the Borrower does not pay in the term established in such requirement, the Lender may claim the payment of the Payment Obligations due up to the Guaranteed Percentage to Televisa, and must do it through a writing notice to Televisa pursuant to Clause 3.02 (b) of this Guaranty, enclosing copy of the request made by the Lender to the Borrower.

      (d) Civil Code Articles. Televisa represents that it is are aware of the contents of each and all the Articles of the Civil Code and its correlative articles of the Civil Codes of the Sates of Mexico and the Federal District mentioned herein applicable to the this Guaranty, for which reason such Articles are not transcribed herein, by virtue of such express representation and knowledge by Televisa.

      (e) Subordination, Subrogation. Televisa, hereby and during the term of this Guaranty shall not exercise any right acquired by subrogation over the Borrower pursuant to this Guaranty, or by virtue of any payment performed hereunder, or by any other means, until all the Payment Obligations have been paid in full except if the Borrower initiates a voluntary proceeding in order to reach a concurso mercantil, or any other remedy in connection to itself or any of its Debts in accordance to any law or proceeding regarding bankruptcy, insolvency, concurso mercantil or any law, or any similar present or future law or proceeding, or seeks the appointment of a fiduciary, bankruptcy trustee, liquidator, depositary or any other officer of similar nature in connection to itself or any other material part of its main assets for the effects of conducting its main business, or in any other bankruptcy proceeding, concurso mercantil or other similar initiated against him, or have to carry our a general assignment of its total assets in favor of its creditors, or find itself in general breach in the payment of its matured debts, in which case such limitation shall not apply to Televisa.

      In the event any amount is paid to Televisa on account of such subrogated rights in any moment in which the Payment Obligations subject to the Guaranteed Percentage have still not been paid in full, except in the case that the payment is made as a result of a procedure of concurso mercantil pursuant to the paragraph above, such amount, limited to the Guaranteed Percentage of Televisa, shall be maintained in deposit for the benefit of the Lender and shall be immediately delivered to the Lender, once there is a Payment Obligation due and not paid by the Borrower, for the payment of the outstanding Payment Obligations (subject to the Guaranteed Percentage), in accordance with the terms of the Loan Agreement.

            (f) Term of the Guaranty, Termination. This Guaranty shall bind Televisa, its successors and assignees, as of the date of execution hereof, and shall benefit and be enforceable by the Lender and its permitted successors and assignees under the Loan Agreement, and will terminate and will automatically cease to have force and validity as of the date in which all the Payment Obligations guaranteed by Televisa are terminated and all cash amounts payable under the Loan Agreement and hereunder are paid in full, up to the Guaranteed Percentage.

                                    CLAUSE 3

                                  MISCELLANEOUS

      CLAUSE 3.01 Amendments, etc. Any amendment or waiver of any matter provided in this Guaranty, or any consent from the Borrower or from Televisa, shall be considered valid only if authorized in writing by the legal representatives of Televisa and the Borrower, and shall only be valid for the specific instance and for the specific purpose for which it was agreed.

      CLAUSE 3.02 Notices. (a) For purposes of this Guaranty, the domicile to receive notices is the following:

TELEVISA:

Grupo Televisa, S.A.
Avenida Vasco de Quiroga 2000
Edificio A, Cuarto Piso
Colonia Zedec Santa Fe
Mexico, D.F., 01210
Telephone: (55) 5261-2000
Fax: (55) 5261-2546
Attention:  Salvi R. Folch Viadero
            Management and Finance Vice-president
cc:         Joaquin Balcarcel Santa Cruz
            Television Legal Vice-President

LENDER:

Avenida Paseo de la Reforma 156
Colonia Juarez
C.P. 06600, Mexico, Distrito Federal
Telephone: (55) 5721-6373
Fax: (55) 5721-2393
Attention:  Corporate Banking Direction
cc:         General Counsel
Telephone:  (55) 5721-6283
Fax:        (55) 5721-6280

      (b) All notices, requests and demands to or upon the respective parties hereto shall be in writing and delivered in person, to the domiciles set forth in this clause either by registered or certified mail, return receipt requested, by courier or facsimile transmission upon confirmation of request, unless the parties notify their change of domicile and/or facsimile number in the above terms, in which case, the notices will be delivered to such new domicile and/or facsimile number. The notices delivered under these terms, will be effective since the moment in which they are received; in this act the parties waive to the use of electronic or optic means, as well as any other form of technology, except for facsimile.

(c) Until a notice in writing consisting of a change in domicile, the notices, request and all other judicial and extra judicial diligences performed at the appointed domiciles will be fully effective.

      CLAUSE 3.04 Waivers. If the Lender fails to exercise or postpones the exercise of any right or privilege hereunder, it shall not be considered, by virtue of such fact, that the Lender has waived the exercise of its rights and privileges. Also, any total or partial exercise of any right or privilege hereunder shall not impede any future exercise thereof or the exercise of any other right or privilege. The remedies set forth herein do not exclude any present or future provisions under applicable law.

      CLAUSE 3.05 Enforceability. This Guaranty shall become effective upon the execution by Televisa.

      CLAUSE 3.06 Assignments. Except for the provisions set forth in the Loan Agreement, Televisa may not assign its rights or obligations hereunder without the express consent of the Lender, which cannot deny in a unjustified manner, provided that in the of event such assignment, the assignee shall be considered as guarantor for the purposes hereof and shall execute a guaranty agreement (fianza) in such capacity in the terms hereof. The Lender may not assign its rights and obligations hereunder except pursuant to the provisions of the Loan Agreement.

      CLAUSE 3.07 Governing Law. This Guaranty shall be governed by, and construed in accordance with the applicable Laws of the United Mexican States.

      CLAUSE 3.08 Counterparts. This Guaranty shall be executed in two counterparts, which shall constitute the same instrument.

      CLAUSE 3.09 Jurisdiction and Competence. For any matter related to the interpretation and compliance of the obligations derived from this Guaranty, each of the parties hereto hereby submits to the jurisdiction and competence of the courts of Mexico City, Federal District, hereby waiving to any other court that may correspond them by virtue of their present or future domicile or otherwise.

      CLAUSE 3.10 Restitution of Guarantee. The obligations of Televisa hereunder shall be automatically re-established in the event that, and to the extent that, for any reason, any of the payments performed by or on account of the Borrower in connection with the Payment Obligations guaranteed pursuant this Guaranty subject to the Guaranteed Percentage are reimbursed to the Borrower or to Televisa or must, for any reason, be reimbursed by the Lender to the Borrower or to Televisa, be it by reason of a bankruptcy, concurso mercantil, dissolution, liquidation or any other similar proceeding.

      CLAUSE 3.10 Severability. In the event any of the provisions hereof is declared invalid by any competent court, the parties agree that such invalidity shall not affect the validity or enforceability of the other provisions of this Guaranty.

      IN WITNESS WHEREOF, the parties execute this Guaranty Agreement (Fianza) on December 7, 2004], in Mexico City, Federal District.

                                         GRUPO TELEVISA, S.A.

                                         By: /s/ Joaquin Balcarcel Santacruz
                                            ------------------------------------
                                         Name: Joaquin Balcarcel Santacruz
                                         Title: Attorney-in-fact

                                         By: /s/ Juan Sebastian Mijares Ortega
                                            ------------------------------------
                                         Name: Juan Sebastian Mijares Ortega
                                         Title: Attorney-in-fact

                                         HSBC MEXICO, S.A.,
                                         INSTITUCION DE BANCA MULTIPLE,
                                         GRUPO FINANCIERO HSBC

                                         By: /s/ Jorge Casas de la Torre
                                             -----------------------------
                                         Name: Jorge Casas de la Torre
                                         Title:Attorney-in-fact

                                    EXHIBIT A
                           Copy of the Loan Agreement

                                    EXHIBIT B
                          Copy of the Promissory Notes

                               CORPORATE GUARANTEE

      This Guarantee Agreement is made and entered into by and between NEWS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Guarantor") and HSBC MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO HSBC, a Mexican banking institution (the "Bank").

      WHEREAS, it is in Guarantor's interest to guarantee 49% (forty nine per cent) of any outstanding payment obligations becoming due under the loan granted to INNOVA, S. DE R.L. DE C.V. (hereinafter called the "Borrower") by the Bank in accordance with the terms and conditions of that certain Credit Agreement for an amount of Ps$1,012,000,000.00 (one thousand and twelve million pesos 00/100, Mexican Currency) (such principal amount, the "Loan Amount"), dated December 6, 2004 (the "Credit Agreement") executed between the Borrower, Grupo Televisa, S.A., Guarantor and the Bank.

      NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth in recognition of such Credit Agreement issued by the Bank:

      1. The Guarantor hereby, on its own, and on behalf of its successors and assignors, absolutely and unconditionally guarantees to the Bank that 49% (forty nine per cent) of all payment obligations (including principal, interest, and expenses) current or owed any time hereafter by Borrower to the Bank in connection with or in regard to the Credit Agreement (collectively, the "Guaranteed Obligations") will be promptly paid in full when due as set forth thereof. Upon notice by the Bank to the Guarantor informing that an amount due to the Bank has not been paid in accordance with the Credit Agreement or any credit extension pursuant thereto, and without necessity of any demand or request whatsoever to the Borrower other than as determined in the Credit Agreement, the Guarantor will pay such amount to the Bank upon first request at the Bank's office listed below or at any other address specified by the Bank in writing.

      2. Notwithstanding any provision of this Guarantee, the liability of the Guarantor for payment and/or with respect to the performance of the Guaranteed Obligations shall be several (and not joint) and shall be limited to forty nine percent (49%) of the amount of such Guaranteed Obligations. Notwithstanding the foregoing, the Bank may permit the indebtedness of the Borrower to exceed the Loan Amount. Moreover, the foregoing maximum liability shall have no application or affect on liability under any other guarantees granted by the Guarantor, if any.

      3. The Guarantor agrees to accept as prima facie evidence of the amount payable by the Guarantor, the balance appearing due to the Bank from the Borrower according to the Bank' books and records, except in jurisdictions where further proofs are required as a matter of law.

      4. No amendment or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Bank, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      5. The Guarantor agrees that its liability hereunder shall not be affected by any law, regulation or order of any governmental or administrative body, purporting to amend or affect any obligation of the Borrower or the terms of payment thereof (including, without limitation, the obligation of the Borrower to pay its obligations in Mexican Pesos by transferring Mexican Pesos from the United States of America to Mexico), and shall be absolute and unconditional irrespective of the current or alleged invalidity of any such obligation and of any circumstance which might otherwise constitute a discharge of a surety or guarantor including, but not limited to extension, modification or renewal, except if any such modification is made without the Guarantor's express written consent, and shall not be discharged except by payment.

      If at the time any payment of any amount paid by the Borrower under any credit extension is rescinded or must be otherwise restored or returned upon insolvency, bankruptcy, reorganization, concurso mercantil or similar circumstance of the Borrower, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as if such payment had been due but not made at such time.

      6. Except as provided in the Credit Agreement, the Guarantor hereby waives notice of acceptance of this Guarantee, notice of granting any loan, diligence, presentment, protest, notice of protest and notice of dishonor of any evidences of indebtedness hereby guaranteed and to any notice of any other nature whatsoever except as set forth herein.

      7. The Guarantor consents that the liability under this guarantee shall not be released, diminished, impaired or affected by the extension or consolidation of payment of all or any part of the debt either with or without notice or consent to Guarantor, except that any modification of payment in terms less favorable to the Borrower or the Guarantor than those set forth in the Credit Agreement as executed on December 6, 2004, shall require the Guarantor's express written consent.

      8. This is a guarantee of payment and not of collection and shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law. The Guarantor hereby irrevocably submits to the jurisdiction of the courts of New York in relation to any claim arising hereunder and hereby irrevocably waives trial by jury. This is a continuing guarantee which shall remain in force until all payment obligations due by Borrower and Guarantor under the Credit Agreement have been met (subject to the reinstatement provisions of paragraph 5).

      9. The Guarantor agrees that all payments to be made by it hereunder shall be made at places and in currencies as agreed in the Credit Agreement.

      10. All payments by the Guarantor made hereunder will be made free and clear of any present and future taxes, charges or withholdings which may be imposed by any governmental or taxing authority, excluding, in the case of Bank and any of its assignees, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes ("Excluded Taxes"), and should payment be subject to any such tax, charge or withholding (other than Excluded Taxes), the Guarantor will pay such additional amount as may be necessary to enable the Bank to receive a net amount equal to the full amount otherwise payable hereunder.

      11. The Bank may assign this Guarantee or any of its rights and powers hereunder, but only in connection with a permitted assignment of the Guaranteed Obligations as determined in the Credit Agreement, with all of the obligations guaranteed, and may assign or deliver to any such assignee any security therefore. The Bank shall notify the Guarantor of any such assignment. In the event of such assignment, such assignee shall have the same rights and remedies as if originally named herein.

      12. No delay by the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any power or right, nor shall the Bank be liable for exercising or failing to exercise any such power or right, nor shall any actions by the Bank omitted hereunder in any way impair or affect this Guarantee.

      13. All notices and other communications under this Guarantee shall be deemed to have been given when dispatched by internationally recognized courier service to the following address and shall be deemed effective when received by the party to whom the notice is addressed:

      For the Guarantor:

      News Corporation
      1211 Avenue of the Americas
      New York, NY 10036
      Attention: Group General Counsel
      Telephone: (212) 852-7017
      Fax:     (212) 852-7145

      For the Bank:
      HSBC Mexico, S.A.
      Avenida Paseo de la Reforma 156
      Colonia Juarez
      C.P. 06600, Mexico, Distrito Federal

      Attention: Direccion de Banca Corporativa
      Telephone: (55) 5721-6373
      Fax:       (55) 5721-2393
      Copy to:   Director Juridico
      Telephone  (55) 5721-6283
      Fax:     (55) 5721-6280

      14. The Guarantor agrees that any legal action may be commenced against it before the courts of New York, and any legal process may be served on it, by mailing a copy of the summons to it, by registered or certified mail at the address set forth above, or by any other lawful method, and the Guarantor unconditionally and irrevocably waives any right to challenge the effectiveness of such service.

      15. Should any one or more provisions of this Guarantee be determined to be illegal or unenforceable all other provisions shall, nevertheless, remain effective.

The Guarantor agrees that, in the event any payment hereunder is made to the Bank, it shall refrain from seeking collection of such amounts from the Borrower until the time in which any an all of the Guaranteed Obligations due to the Bank have been paid in full except if the Borrower initiates a voluntary proceeding in order to reach a concurso mercantil, or any other remedy in connection to the Borrower or any of its debts in accordance with any law or proceeding regarding bankruptcy, insolvency, concurso mercantil, or if it seeks the appointment of a fiduciary, bankruptcy trustee, liquidator, depositary or any other officer of similar nature in connection with the Borrower or any material part of its assets for purposes of conducting its main business, or in any other bankruptcy proceeding, concurso mercantil or other similar proceeding initiated against the Borrower, or if the Borrower makes a general assignment of the totality of its assets in favor of its creditors, or if its finds itself in general breach its payment obligations of its matured debts, in which case such limitation shall not apply to the Guarantor.

Furthermore, in the event that the Guarantor receives any such amounts from the Borrower prior to the payment in full of the Guaranteed Obligations, except in the case that such payment is made as a result of a procedure of concurso mercantil pursuant to the paragraph above, then the Guarantor shall maintain such amounts in deposit and deliver them as payment of due Guaranteed Obligations to the Bank.

      16. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Guarantee by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                            [Signature pages follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed as of December 6, 2004.

NEWS CORPORATION

By:  /s/ Lawrence Jacobs
   ----------------------
Name: Lawrence Jacobs
Title: Attorney in fact

HSBC MEXICO, S.A.,
INSTITUCION DE BANCA MULTIPLE,
GRUPO FINANCIERO HSBC

By: /s/ Jorge Casas de la Torre
   -----------------------------
Name:  Jorge Casas de la Torre
Title: Attorney in fact

[This signature page is part of the Guarantee Agreement is made and entered into by and between NEWS CORPORATION, and HSBC MEXICO, S.A., INSTITUCION DE BANCA
                        MULTIPLE, GRUPO FINANCIERO HSBC]